                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


         THE VALUE LINE ADJUSTABLE RATE U.S. GOVERNMENT SECURITIES FUND
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                         THE VALUE LINE ADJUSTABLE RATE
                     U.S. GOVERNMENT SECURITIES FUND, INC.
                              220 EAST 42ND STREET
                               NEW YORK, NY 10017

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER   , 1995

                            ------------------------

    Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of The Value Line Adjustable Rate U.S. Government Securities Fund, Inc. (the "Fund"), a Maryland corporation, will be held at the Office of the
Fund, 220 East 42nd Street, 6th Floor, New York, New York on October   , 1995 at
10:00 a.m. for the following purposes:

    1. To approve or disapprove a change in the Fund's Fundamental Investment Policy.

    2.  To approve or disapprove the adoption of a Service and Distribution
       Plan.
    3. To elect directors of the Fund to serve until their successors are duly elected and qualified.

    4. To transact such other business which may properly come before the Meeting or any adjournment or adjournments thereof.

    Only Shareholders of record at the close of business on September   , 1995
are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN AND RETURN WITHOUT DELAY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE, SO THAT THEIR SHARES MAY BE REPRESENTED AT THIS MEETING.

                                          By order of the President
                                          David T. Henigson
                                          Secretary

September   , 1995

                         THE VALUE LINE ADJUSTABLE RATE
                     U.S. GOVERNMENT SECURITIES FUND, INC.
                              220 EAST 42ND STREET
                               NEW YORK, NY 10017
                                 (212) 907-1500
                                 (800) 223-0818

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of The Value Line Adjustable Rate U.S. Government Securities Fund, Inc. (the "Fund") to be used at a Special Meeting of Shareholders of the
Fund to be held on October   , 1995, and at any subsequent time which may be
made necessary by the adjournment thereof. Shareholders who execute proxies retain the right to revoke them at any time insofar as they have not been exercised, and any shareholder attending the meeting may vote in person whether or not he has previously filed a proxy. A proxy may be revoked by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Fund, or by voting in person at the meeting. The approximate mailing date of this Notice of Meeting and Proxy Statement is
September   , 1995. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL
REPORT AND THE MOST RECENT SEMI-ANNUAL REPORT TO A SHAREHOLDER UPON REQUEST TO THE FUND AT THE ADDRESS OR TELEPHONE NUMBERS ABOVE.

    As of the close of business on September   , 1995 there were         shares
of Common Stock of the Fund outstanding. Each full share is entitled to one vote; fractional shares are entitled to a proportionate fractional vote. At
September   , 1995, Value Line, Inc. (the "Adviser") and its parent, Arnold
Bernhard & Co., Inc., owned         shares of the Fund's Common Stock
representing   % of the outstanding shares.

                     APPROVAL OR DISAPPROVAL OF A CHANGE IN
                    THE FUND'S FUNDAMENTAL INVESTMENT POLICY
                                (PROPOSAL NO. 1)

    The investment objective of the Fund is high current income consistent with low volatility of principal. The Fund currently seeks to achieve its objective by investing at least 65% of its assets in adjustable rate securities that are issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, principally mortgage backed and asset backed securities. The Fund's policy of investing at least 65% of its assets in this manner is considered to be fundamental, which means that it may not be changed without the approval of a majority of the Fund's outstanding Shares (as defined in the Investment Company Act of 1940 (the "1940 Act")).

    At a meeting of the Board of Directors on September 21, 1995, the Board of Directors considered a recommendation of the Investment Adviser that the Fund change this investment policy to a policy of investing at least 65% of its assets, under normal circumstances, in a diversified portfolio of debt securities with a dollar-weighted average portfolio maturity of between three and ten years. The recommendation of the Adviser to change the investment policy of the Fund, as described above, was approved, subject to shareholder approval, by all of the Directors, including all of the directors who are not "interested persons" of the Fund (as defined in the 1940 Act).

    The Board of Directors recommends that the shareholders of the Fund approve this change in the Fund's investment policy. Such approval will require the affirmative vote of a majority of the outstanding shares of the Fund which, as defined by the 1940 Act, means the vote of (1) 67% or more of the shares present at the meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (2) more than 50% of the outstanding shares of the Fund, whichever is less. If approved by the Shareholders, the proposed change will be implemented upon the completion of regulatory filings which is expected to be during the fourth quarter of 1995.

    If the proposed change in policy is adopted, the Fund's investment objective of seeking high current income consistent with low volatility of principal would remain unchanged. However, in pursuing that investment objective, the Fund would no longer be restricted to investing primarily in adjustable rate securities that are issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities. Rather, the Fund would be able to invest in a diversified portfolio of intermediate-term corporate debt securities issued by a wide range of issuers. An "intermediate-term corporate debt security" is one maturing in between three to ten years. As an operating policy, which could be changed by the Board of Directors without Shareholder approval, the Fund would invest primarily in investment-grade debt securities -- those rated within one of the four highest grades assigned by Standard & Poor's Division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's") or if unrated, judged by the Adviser to be of comparable quality. In addition, the Fund would invest (as it currently invests) in bank obligations and commercial paper rated P-1 by Moody's or A-1 by S&P. Under the proposed new policy, the Fund would continue to be able to invest in adjustable rate securities that are issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities. However, it would not be required to invest at least 65% of its assets in such securities, as it is under the current policy. Amending this investment policy as proposed would give the Fund greater flexibility in pursuing its investment objective and would reduce the exposure of the Fund and its shareholders to the volatility associated with mortgage-backed securities.

    In addition, the Adviser believes that in light of the current market environment, which reflects the declining interest of investors in adjustable rate funds, this investment policy should be changed as described above. In this regard, it advised the Board of Directors that, under the current investment policies, the Fund has not attracted a sufficient level of assets under management in order to realize economies of scale, and that current shareholders have been disadvantaged by the high expense ratio associated with the Fund's small asset level. Moreover, if the proposed change is adopted, the Fund's exposure to the market volatility associated with mortgage-backed securities could be reduced.

    If this Proposal is approved by Shareholders, the new investment policy would be deemed fundamental and could not be changed without the approval of a majority of the outstanding voting shares of the Fund. In addition, if this proposal is approved by Shareholders, the Fund's name will be changed to the "Value Line Intermediate Bond Fund, Inc."

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE CHANGE IN THE FUND'S INVESTMENT POLICY, AS SET FORTH ABOVE.

                          APPROVAL OR DISAPPROVAL OF A
                         SERVICE AND DISTRIBUTION PLAN
                                (PROPOSAL NO. 2)

    At a meeting of the Board of Directors called for the purpose on September 21, 1995, the Board of Directors considered adoption of a Service and Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the 1940 Act as more fully described below. Rule 12b-1 regulates the circumstances under which an investment company may, directly or indirectly, bear the expenses of distributing its shares. The Plan was approved by all of the Directors voting in person, including all of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the Plan or in any agreements related thereto (the "Independent Directors").

    The Board of Directors recommends that the shareholders of the Fund approve the Plan, a copy of which is attached to this Proxy Statement as Exhibit A. Approval of the Plan will require the affirmative vote of a majority of the outstanding shares of the Fund which, as defined by the 1940 Act, means the vote of (1) 67% or more of the shares present at the meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (2) more than 50% of the outstanding shares of the Fund, whichever is less.

    If the Plan is approved by the Shareholders, it is contemplated that it will come into effect on October , 1995 and remain in effect until October , 1996 and may be continued annually thereafter, provided that such continuance is specifically approved by the Fund's Board of Directors, including a majority of the Independent Directors, pursuant to a vote cast in person at a meeting called for that purpose.

    The Plan provides for the payment by the Fund of certain expenses incurred by Value Line Securities, Inc., the Fund's distributor and a subsidiary of the Adviser (the "Distributor"), in advertising, marketing and distributing the Fund's shares and for servicing the Fund's Shareholders at the annual rate of 0.25% of the Fund's average daily net assets. Under the Plan, the Distributor may make payments to securities dealers, banks, financial institutions and other organizations which render distribution and administrative services with respect to the distribution of the Fund's shares. Such services may include, among other things, answering investor inquiries regarding the Fund; processing new shareholder account applications and redemption transactions; responding to shareholder inquiries; and such other services as the Fund may request to the extent permitted by applicable statute, rule or regulation. The Plan also provides that the Adviser may make such payments out of its advisory fee, its past profits or any other source available to it. The fees payable to the Distributor under the Plan are payable without regard to actual expenses incurred.

    The Plan provides that the Board of Directors shall be provided, at least quarterly, with a written report of all amounts expended pursuant to the Plan and the purposes for which such amounts were expended. The Plan also provides that it may not be amended to increase materially the costs which the Fund may bear pursuant to the Plan without shareholder approval by a vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) and that any material amendments to the Plan must be approved by the Directors, including a majority of the Independent Directors, by vote cast in person at a meeting called for that purpose.

    The Plan is terminable without penalty, at any time, by a vote of a majority of the Directors, including a majority of the Independent Directors or by a vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

    The Adviser and the Distributor proposed to the Board of Directors that the Fund adopt the Plan pursuant to Rule 12b-1 under the Act. The Distributor has acted as distributor for the Fund since the Fund's inception under a contract with the Fund pursuant to which the Distributor currently does not receive compensation.

    In considering the Plan, the Board of Directors took into account the utility of advertising, marketing and distribution efforts to be undertaken by the Distributor in attracting investors. In addition, the Distributor advised the Board of Directors that the possibility of payments of service fees to securities dealers and other financial institutions will permit the Fund to compensate these entities who, in return, provide shareholder servicing, including assisting Fund shareholders in considering and understanding their investment in the Fund. The Directors believe that there is a reasonable likelihood that all of these activities are likely to stimulate additional sales of the Fund's shares and assist the Fund in increasing its present asset base in the face of competition from a variety of financial products. Such competition, absent an effective and attractive distribution program, could adversely affect the Fund by making it increasingly difficult to attract new investors and to maintain existing investors.

    The Board of Directors also considered the reasons why it is important for the Fund's assets to grow. It was recognized that it is desirable for all shareholders that the Fund sustain a flow of new investment monies, primarily to offset the effects of redemptions. The Board of Directors evaluated the potentially adverse effects that might result from a continued pattern of net redemptions and the possibility of a net cash outflow resulting therefrom. Net cash outflow would increase the likelihood of having to dispose of portfolio securities for other than investment purposes while net cash inflow minimizes the need to sell securities to meet redemptions when investment considerations would indicate that they continue to be held, reduces daily liquidity requirements and permits a prompt restructuring of a portfolio without the need to dispose of present holdings. It was also recognized that payments made pursuant to the Plan might be offset in part by economies of scale associated with the growth of the Fund's assets. (The Board of Directors is also seeking to address this issue by proposing to change one of the Fund's fundamental investment policies. See the material under Proposal No. 1.)

    The Directors believe that the fee payable under the Plan is reasonable in view of the distribution, administration and promotion services to be provided. The Directors, in voting to approve the Plan, determined that there is a reasonable likelihood that the Plan will benefit the Fund by helping to attract new shareholders to the Fund in order to expand its size and thereby achieve greater economies of scale. In this regard, the Directors concluded that adoption of the Plan was necessary to enable the Fund to remain competitive with similar funds that seek to reach investors through advertising and marketing efforts and through offering financial incentives to institutions that direct investors to such funds and provide shareholder servicing and administrative services for the benefit of their customers who are shareholders of such funds. The Directors believe that the payments made pursuant to the Plan will facilitate the sale of the Fund's shares and benefit the Fund and its shareholders. The operating expenses of the Fund will be increased under the Plan by 0.25 of 1%, on an annual basis, of the Fund's average daily net assets (and the Fund's net yield to shareholders will correspondingly be decreased by 0.25 of 1%).

    If the Plan were adopted, the expenses of the Fund would be affected as indicated in the following table:

                                                                                                        EXPENSES
                                                                                                     ADJUSTED AS IF
                                                                                                     12B-1 PLAN WERE
                                                                                  ACTUAL EXPENSES*     IN EFFECT*
                                                                                  -----------------  ---------------
Plan Shareholder Transaction Expenses
  Sales Load on Purchases.......................................................        None              None
  Sales Load on Reinvested Dividends............................................        None              None
  Deferred Sales Load...........................................................        None              None
  Redemption Fees...............................................................        None              None
  Exchange Fee..................................................................        None              None
Annual Fund Operating Expenses (as a percentage of average net assets)
  Management Fees...............................................................            0.50   %          0.50  %
  12b-1 Fees....................................................................        None                  0.25  %
  Other Expenses................................................................            0.48   %          0.48  %
  Total Fund Operating Expenses.................................................            0.98   %          1.23  %

Example

                                                                                 1 YEAR       3 YEARS      5 YEARS     10 YEARS
                                                                               -----------  -----------  -----------  -----------
You would pay the following expenses on a $1,000 investment assuming (1) 5%
 annual return and (2) redemption at the end of each period shown............   $      10    $      31    $      54    $     120
As adjusted assuming payment of a 12b-1 fee..................................   $      13    $      39    $      68    $     149

------------------------
* The information set forth under "Annual Fund Operating Expenses" and in the Example is based on actual expenses for the year ended October 31, 1994, and as adjusted as if the proposed Plan were in effect. Actual expenses in the future may be greater or less than those shown.

    A significant effect of the Plan is that it will enable the Distributor to make payments to participating broker-dealers, thereby enabling and encouraging them to recommend the Fund's shares to their customers and, thereafter, to assist the Fund in providing high-quality shareholder services to their customers who have purchased shares of the Fund.

    The Fund's Directors believe that shareholders are benefited when the Fund's assets are relatively stable to increasing. In considering the Plan, the Directors took into account the possible benefits of the Plan to the Adviser, including increased advisory fees payable by the Fund if its net assets increase. The Directors also noted that certain funds having investment objectives similar to that of the Fund have adopted distribution plans which appear to contemplate payments to broker-dealers or other persons at levels which the Adviser indicated to the Directors it is not in a position to finance from its own resources.

    The Directors believe that were the Plan not to be approved, the Fund would not be able to attract and retain the support of financial intermediaries and, as a result of the consequent erosion in the Fund's asset base, the Fund would be burdened with greater relative costs and possibly might not be capable of the same investment flexibility as would a larger fund. It is the belief of the Directors that adoption of the Plan will enable the Fund to maintain and possibly enhance the Fund's performance for its shareholders and the quality of its shareholder services.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED SERVICE AND DISTRIBUTION PLAN.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 3)

    Four directors are to be elected to office until their successors are elected and qualify. The persons named in the accompanying proxy intend to vote such proxy for the election of the persons named below, all of whom have consented to serve. If any nominee shall become unavailable for reasons presently unknown, the proxy will be voted for a substitute nominee or nominees designated by management and for the remaining nominees so listed. Election of Directors requires the affirmative vote of a majority of the shares represented at the meeting.

                                                                                                       SHARES
                                                                                                    BENEFICIALLY
                                                                                                     OWNED AS OF
                                                                                                    SEPTEMBER   ,
NAME                                                   PRINCIPAL OCCUPATION                             1995
------------------------------  ------------------------------------------------------------------  -------------
* Jean Bernhard Buttner         Chairman of the Board, Chief Executive Officer of the Adviser,               **
  Age 60                        Value Line Publishing, Inc. and Arnold Bernhard & Co., Inc.
Francis C. Oakley               Professor of History, Williams College, 1961 to present and              --
  936 Main Street               President Emeritus since 1994; President of Williams College,
  Williamstown, MA 01267        1985-1993; Director, Berkshire Life Insurance Company.
  Age 63
Marion N. Ruth                  Real Estate Executive; President, Ruth Realty (real estate               --
  5 Outrider Road               broker).
  Rolling Hills, CA 90274
  Age 60
Frances T. Newton               Computer Programming Professional, Duke Power Company.                   --
  4921 Buckingham Drive
  Charlotte, NC 28209
  Age 54

------------------------
 * "Interested person" as defined in the Investment Company Act of 1940 (the "Company Act").
** These shares are owned by the Adviser and by Arnold Bernhard & Co., Inc.
   ("AB&Co."). AB&Co. owns approximately 81% of the outstanding shares of the Adviser's common stock. Jean Bernhard Buttner owns a majority of the voting stock of AB&Co.

    Jean B. Buttner has been a director of the Fund since its organization and is a director or trustee of the 14 other Value Line Funds; each of the other nominees is a director or trustee of 2 other Value Line funds; Mr. Oakley and Mrs. Ruth were elected directors of the Fund on September 21, 1995, by the then Board of Directors.

    During the fiscal year ended October 31, 1994, there were four meetings of the Board of Directors and two meetings of the Audit Committee. All Directors attended all meetings of the Board and those committees of which they were members during 1994. The Fund has an Audit Committee composed of all members of the Board. The duties of this committee include meeting annually with the Fund's independent public accountants both to review the range of their activities and to discuss the Fund's system of internal accounting controls. Thereafter, this Committee reports to the Board its findings and recommendations concerning internal accounting matters. The Fund does not have a compensation committee; its Independent Directors constitute the nominating committee.

    The following table sets forth information regarding compensation of Directors by the Fund and by the Fund and the twelve other Value Line Funds of which each of the Directors was a director or trustee for the fiscal year ended October 31, 1994. Directors who are officers or employees of the Adviser do not receive any compensation from the Fund or any of the Value Line funds.

                               COMPENSATION TABLE
                           FISCAL YEAR ENDED 10/31/94

                                                                                TOTAL
                                            PENSION OR         ESTIMATED    COMPENSATION
                                            RETIREMENT          ANNUAL        FROM FUND
                           AGGREGATE         BENEFITS          BENEFITS       AND FUND
                         COMPENSATION     ACCRUED AS PART        UPON          COMPLEX
    NAME OF PERSON         FROM FUND     OF FUND EXPENSES     RETIREMENT     (13 FUNDS)
-----------------------  -------------  -------------------  -------------  -------------
Jean B. Buttner            $     -0-            N/A               N/A       $        -0-
John Chandler*                 2,740            N/A               N/A             35,620
Leo R. Futia*                  2,740            N/A               N/A             35,620
Charles E. Reed*               2,740            N/A               N/A             35,620
Paul Craig Roberts*            2,740            N/A               N/A             35,620

------------------------
*    Resigned as a Director on September 21, 1995.

    The officers of the Fund are as follows:

                                                                      PRINCIPAL OCCUPATION
NAME                            POSITION                               DURING PAST 5 YEARS
--------------------------  -----------------  -------------------------------------------------------------------
Jean Bernhard Buttner       President          Chairman of the Board, President and Chief Executive Officer of the
Age 60                                         Adviser, Value Line Publishing, Inc. and Arnold Bernhard & Co.,
                                               Inc.
David T. Henigson           Vice President,    Compliance Officer and since 1992, Vice President and a Director of
Age 38                      Secretary and      the Adviser.
                            Treasurer
Charles Heebner             Vice President     Director of Fixed Income with the Adviser since 1989.
Age 59
John Risner                 Vice President     Portfolio Manager with the Adviser since 1992; Assistant Vice
Age 35                                         President, Bankers Trust Company, 1987-1992.

                          NEXT MEETING OF SHAREHOLDERS

    The Fund is not required and does not intend to hold annual or other periodic meetings of shareholders except as required by the Investment Company Act of 1940. The next meeting of the shareholders of the Fund will be held at such time as the Board of Directors may determine or at such time as may be legally required. Any shareholder proposal intended to be presented at such meeting must be received by the Fund at its office a reasonable time prior to the meeting, as determined by the Board of Directors, to be included in the Fund's proxy statement and form of proxy relating to such meeting, and must satisfy all other legal requirements.

                            SOLICITATION OF PROXIES

    The cost of solicitation, including the cost of printing, assembling and mailing the proxy material, will be borne by the Adviser.

                                                                       EXHIBIT A

                    VALUE LINE INTERMEDIATE BOND FUND, INC.
                   SERVICE AND DISTRIBUTION PLAN (THE "PLAN")

    The Plan is adopted as of this 21st day of September, 1995, by the Board of Directors of Value Line Intermediate Bond Fund, Inc., a Maryland corporation (the "Fund").

     1. The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") so as to allow the Fund to make payments as contemplated herein, in conjunction with the distribution of shares of Common Stock of the Fund ("Shares"). Payments also may be made by Value Line, Inc., the Fund's investment adviser, out of its fees, its past profits or any other source available to it.

     2. The Plan is designed to finance activities of Value Line Securities, Inc. ("VLS") principally intended to result in sale of the Shares and to include the following: (a) to provide incentive to securities dealers to sell Shares and to provide administrative support services to the Fund and its shareholders; (b) to compensate other participating financial institutions and organizations (including individuals) for providing administrative support services to the Fund and its shareholders; (c) to pay for costs incurred in conjunction with advertising and marketing of Shares including expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, securities dealers and others, and for servicing the accounts of shareholders and (d) other costs incurred in the implementation and operation of the Plan.

     3. As compensation for the services to be provided under this Plan, VLS shall be paid a fee at the annual rate of 0.25% of the Fund's average daily net assets.

     4. All payments to securities dealers, participating financial institutions and other organizations shall be made pursuant to the terms of a Distribution Agreement between VLS and such dealer, institution or organization.

     5. The Board of Directors shall be provided, at least quarterly, with a written report of all amounts expended pursuant to the Plan and the purpose for which the amounts were expended.

     6. The Plan will become effective immediately upon approval by (a) a majority of the outstanding shares of Common Stock of the Fund and (b) a majority of the Board of Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

     7. The Plan shall continue for a period of one year from its effective date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided by the Act.

     8. The Plan may be amended at any time by the Board of Directors provided that (a) any amendment to increase materially the costs which the Fund may bear pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the Fund and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 6 (b) hereof.

     9. The Plan is terminable without penalty at any time by (a) vote of a majority of the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan, or (b) vote of a majority of the outstanding voting securities on the Fund.

    10. While the Plan is in effect, the selection and nomination of Directors who are not "interested persons" (as defined in the Act) of the Fund shall be committed to the discretion of the Directors who are not "interested persons."

    11. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period not less than six years from the date thereof, the first two years in an easily accessible place.

THE VL ADJ RATE US GOVT SEC FD INC.
PO BOX 419729
KANSAS CITY MO 64141-6729


JOHN HORATIO DOE                           TAX I.D. OR SOC. SEC. NO. 99-9999999
AND JANE DORENE DOE                        ACCOUNT NO. 99999999999
ANYBODY'S CORPORATION                      FUND NO. 0000014
999 W 99TH ST                              RECORD DATE SHARES 99999999999.9999
PO BOX 99999
KANSAS CITY MO 64999-9999

--------------------------------------------------------------------------------

THE VALUE LINE ADJUSTABLE RATE U.S. GOVERNMENT SECURITIES FUND, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints David T. Henigson and Howard A. Brecher or either of them, proxies of the undersigned with the power of substitution to act for and to vote all shares of the stock of the undersigned at the Special Meeting of Stockholders of The Value Line Adjustable Rate U.S. Government Securities Fund, Inc. at the office of the Fund, 200 East 42nd Street, 5th
Floor, New York, New York on October   , 1995 at 10:00 a.m. and at any and all
adjournments thereof.

PROPOSAL(S)


1)  A CHANGE IN THE FUND'S FUNDAMENTAL INVESTMENT POLICY.

2)  ADOPTION OF A SERVICE AND DISTRIBUTION PLAN.

3)  ELECTION OF DIRECTORS.

4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDER SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND FOR THE ELECTION OF ALL NOMINEES. IF YOU CANNOT BE PRESENT, PLEASE SIGN AND RETURN THIS BALLOT PROMPTLY IN THE ENCLOSED
 ENVELOPE.


-----------------------------------------------------------------------------
PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION.
Place the ballot so that the return address, located on the reverse side of the mail-in-stub, appears through the window of the envelope.
-----------------------------------------------------------------------------

THE VL ADJ RATE US GOVT SEC FD INC.                           PROXY VOTING MAIL-IN-STUB
RECORD DATE SHARES 99999999999 9999

Please sign exactly as your name appears below.           PROPOSAL(S)
When shares are held by joint tenants, both
should sign, when signing as an attorney, as             1) // FOR    // AGAINST   // ABSTAIN
executor, administrator, trustee or guardian,
please give full title as such. If a                     2) // FOR    // AGAINST   // ABSTAIN
corporation, please sign in full corporate name
by President or other authorized officer, if a           3) ELECTION OF DIRECTORS (INSTRUCTION: To withhold authority
partnership, please sign in partnership name by             to vote for any individual nominee strike a line through the
authorized person.                                          nominees name in the list below.)

JOHN HORATIO DOE                                            //  FOR all nominees listed below   // Vote withheld for all nominees
AND JANE DORENE DOE                                                                                listed below
ANYBODY'S CORPORATION                                       //  FOR all nominees listed below (except as marked to
999 W 99TH ST                                                                                  the contrary below)
P O BOX 99999
KANSAS CITY MO 64999-9999                                    J.B. BUTTNER      F.C. OAKLEY      M.N. RUTH      F.T. NEWTON


Dated: ____________________________, 19__

_________________________________________

_________________________________________
     Signature(s) of Stockholder(s)